Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
     We have read Global Logistics Acquisition Corporation’s (the “Company’’) statements made in accordance with Item 4.02 of Form 8-K, as part of the Company’s Form 8-K to be filed with the SEC on or about September 6, 2007, and we are in agreement with the statements made by the Company in said filing.
/s/ Eisner LLP
Eisner LLP
New York, New York
September 6, 2007